Exhibit 99.2

Andover Medical, Inc.

Proforma Condensed Combined Balance Sheet

FYE 12/31/06

	Andover Medical Inc.	Rainier Surgical Inc. Consolidated	Ortho Medical Products, Inc.	Pro forma Adjustments		Andover Medical Inc. Combined
ASSETS
Current Assets:
Cash	2,377,572	12,615	7,907	(464,027	) (D), (E)	1,934,067
Accounts Receivable, net of allowance		1,100,649	1,173,540	(84,517	) (B)	2,189,672
Inventory, net		873,044	92,762	0		965,806
Other Current Assets	133,974	24,758		(25	)(A)	158,707
Total Current Assets	2,511,546	2,011,066	1,274,209	(548,569)		5,248,252

Property and equipment, net	56,069	2,181,287	153,944	(1,555,628	) (A), (B)	835,672

Other Assets:
Goodwill and Intangible assets			117,513	6,041,820	(C)	6,159,333
Other assets	8,893	37,334		(14,875	) (A)	31,352
Total Assets	2,576,508	4,229,687	1,545,666	3,922,748		12,274,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable & accrued expenses	165,339	932,882	487,739	(65,975	) (A), (F)	1,519,985
Bank Credit Line		926,247		(926,247	) (H)
Current Portion, Long Term Debt	27,178	772,953	49,969	(742,627	) (G), (I)	107,473
Total Current Liabilities	192,517	2,632,082	537,708	(1,734,849)		1,627,458

Long Term Liabilities:			200,000	(200,000	) (C)	0
Notes Payable, net of Current Portion		1,514,345	235,720	(4,315	) (A), (G), (H), (I)	1,745,750
Other Long Term Liabilities		31,407	237,330	(207,208	) (A), (H)	61,529
Total Long Term Liabilities	0	1,545,752	673,050	(411,523)		1,807,279

Total Liabilities	192,517	4,177,834	1,210,758	(2,146,372)		3,434,737

Stockholders’ Equity:
Preferred stock at $0.001 par value;	3			4	(E)	7
Common stock at $0.001 par value;	24,556		3,000	1,200	(J), (K), (L)	28,756
Additional paid-in capital	3,101,614		250,000	5,839,711	(E), (J), (K), (L)	9,191,325
Stock Subscription receivable	(12,500)			0		(12,500)
Accumulated Deficit/Retained Earnings	(729,682)	51,853	81,908	228,205	(L)	(367,716)
Stockholders’ Equity	2,383,991	51,853	334,908	6,069,120		8,839,872

Total Liabilities and Stockholders’ Equity	2,576,508	4,229,687	1,545,666	3,922,748		12,274,609

Andover Medical, Inc & Subsidiaries

Proforma Condensed Combined Statement of Operations

FYE 12/31/06

	Andover Medical, Inc.	Rainier Surgical Inc.	Ortho Medical Products, Inc.	Pro forma Adjustments		Andover Medical Inc. Combined
Revenue		6,241,598	3,160,957	(1,012,630	) (N)	8,389,925
Cost of revenue		3,434,071	900,296	(1,180,570	) (N), (O)	3,153,797
Gross profit	0	2,807,527	2,260,661	167,940		5,236,128

Costs and Expenses:
Selling, General & administrative	382,170	2,242,696	2,092,970	(393,643	) (M), (N), (O), (P)	4,324,193
Stock Based Compensation Expense	220,680	0	0	126,397	(P)	347,077
Depreciation & Amortization	6,053	198,239	112,076	(72,933	) (M), (N)	243,435
Total Operating expenses	608,903	2,440,935	2,205,046	(340,179)		4,914,705
Operating income (loss)	(608,903)	366,592	55,615	508,119		321,423

Total Other (income) expense	114,546	339,697	48,067	(203,615	) (M), (O), (Q)	298,695
Federal & State income tax expense	6,233	0	3,181	19,636	(R)	29,050
Net Income (loss)	(729,682)	26,895	4,367	692,098		(6,322)
Basic and diluted loss per share	$(0.03)	$0.02	$0.00			$(0.00)
Weighted average number of common shares outstanding	20,857,884	1,472,995	3,300,000			25,630,879

Notes to Pro Forma Combined Condensed Financial Statements

1.  Basis of Presentation

On May 11, 2007, Rainier Acquisition Corp. (the “Buyer”), a wholly-owned subsidiary of the Registrant, completed the acquisition of all the issued and outstanding capital stock of Rainier Surgical Incorporated (“RSI”).  The acquisition was pursuant to a Stock Purchase Agreement entered into on May 11, 2007, by and among the Buyer, RSI and Garth Luke, as Seller.  The aggregate purchase price paid was $3,575,000, consisting of $2,675,000 in cash, and 1,472,995 shares of AMI’s common stock valued at $900,000.

The unaudited pro forma combined condensed balance sheet reflects the acquisition of RSI as if it had taken place on December 31, 2006. The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2006 gives effect to the transaction as if it had occurred on January 1, 2006.

The proforma statements of operations are for illustrative purposes only and should be read in conjunction with the separate historical financial statements of AMI and RSI, and the notes thereto and with the accompanying notes to the proforma statements. The unaudited pro forma combined condensed financial information is not intended to represent what the results of operations would have been if the acquisition had occurred on January 1, 2006 or to project the results of operations for any future period.   The pro forma adjustments are based upon currently available information and upon certain assumptions AMI believes are reasonable under the circumstances.

The unaudited pro forma combined condensed statement of operations presents the acquisition of RSI under the purchase method of accounting. Estimated goodwill was recognized for the portion of the purchase price that exceeds the fair value of the net assets acquired and liabilities assumed.  Estimated goodwill is based upon the assumption that there will be no intangible assets other than goodwill as a result of the acquisition.

2.  Proforma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited proforma combined condensed financial statements:

Balance Sheet Adjustments

(A) - To eliminate assets an liabilities with net assets held under common control by seller, consolidated under FIN 46R

(B) - To eliminate assets not sold by seller to AMI

(C) - To record estimated goodwill resulting from allocating the purchase price to the fair value of assets acquired and liabilities assumed.

(D) - To record the use of cash consideration for the acquisition

(E) - To record cash received through the issuance of preferred stock subsequent to December 31, 2006 for use as cash consideration in the acquisition

(F) - To record additional direct acquisition costs incurred subsequent to December 31, 2006

(G) - To record replacement of RSI debt facilities with AMI debt facilities coincident to the acquisition.

(H) - To record the payment of AMI debt coincident with the acquisition.

(I) - To record the issuance of a note payable in connection with the acquisition.

(J) - To record the issuance of 1,472,995 shares of AMI’s common stock valued at $900,000, issued in connection with the acquisition.

(K) - To record the issuance of 3,300,000 shares of AMI’s common stock valued at $2,145,000 issued in connection with the acquisition.

(L) - To eliminate the pre-acquisition Shareholders’ equity balances of RSI and OMI

Statement of Operations Adjustments

(M) - To reflect the elimination of income and expenses associated with net assets held under common control by seller, consolidated under FIN 46R

(N) - To reflect the elimination of revenue and expenses associated with assets not sold by seller to AMI

(O)- To reflect impact of non recurring RSI and OMI expenses

(P) - To record the impact of RSI’s and OMI’s officers’ new compensation arrangements

(Q) - To reflect the reduction in interest expense due to the new borrowing facility

(R) - To reflect income tax effect of increased income at the effective tax rate of 41%.

(S) - Non GAAP Financial Measure — EBITDA

The EBITDA table presented below for the fiscal year ended December 31, 2006 is not determined in accordance with accounting principles generally accepted in the United States of America.  Management uses adjusted EBITDA to evaluate the operating performance of its business and target acquisitions.  It is also used at times by some investors, security analysts and others to make informed business decisions.  EBITDA is also a useful indicator of income generated to service debt.  EBITDA is not a complete measure of an entity’s profitability because it does not include costs and expenses for interest, depreciation, amortization, income taxes and stock based compensation.

Item	Andover Medical, Inc.	Ortho Medical Products, Inc.	Rainier Surgical, Inc.	Pro forma Adjustments	Andover Medical Inc. Combined
Net income as reported	(729,682)	4,367	26,895	692,098	(6,322)
Add back:
Tax expense	6,233	3,181		19,636	29,050
Interest, net	114,546	48,067	339,697	(203,615)	298,695
Depreciation and amortization	6,053	112,076	198,239	(72,933)	243,435
Stock based compensation expense	220,680			126,397	347,077
EBITDA	(382,170)	167,691	564,831	561,583	911,935